Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 300 Executive Drive Suite 300 West Orange, NJ 07052 www.belfuse.com tel 201.432.0463

Bel Reports Fourth Quarter and Full Year 2023 Results

Announces New $25 Million Share Repurchase Program

WEST ORANGE, NJ, Wednesday, February 21, 2024 -- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the fourth quarter and full year of 2023.

Fourth Quarter 2023 Highlights

•	Net sales of $140.0 million compared to $169.2 million in Q4-22. Non-GAAP adjusted net sales (which exclude expedite fee revenue) were $139.6 million in Q4-23 as compared to $158.7 million in Q4-22
•	Gross profit margin of 36.6%, up from 31.0% in Q4-22
•	Net earnings of $12.0 million versus $14.0 million in Q4-22
•	Adjusted EBITDA of $24.0 million (17.1% of sales) as compared to $25.0 million (14.8% of sales) in Q4-22

Full Year 2023 Highlights
•	Net sales of $639.8 million compared to $654.2 million in 2022. Non-GAAP adjusted net sales (which exclude expedite fee revenue) were $625.0 million in 2023, up from $621.7 million in 2022
•	Gross profit margin of 33.7%, up from 28.0% in 2022
•	Net earnings of $73.8 million versus $52.7 million in 2022
•	Adjusted EBITDA of $110.5 million (17.3% of sales), up from $83.0 million (12.7% of sales) in 2022

“In closing out 2023, we were very pleased with the financial turnaround that the team was able to achieve in a tough macro environment,” said Daniel Bernstein, President and CEO. “Our diversity in product segments and end markets served continues to be our strength, allowing us to focus on the future and growth. The Power and Connectivity segments were successful in mitigating the effects of a challenging Magnetics segment. Based on our strong 2023 cash flow generation, the Board has authorized a $25 million share repurchase program. This program is an output of our ongoing evaluation of the optimal use of capital and the various alternatives at present.

“In January 2024, Bel celebrated its 75th year in business. In reflecting on our history and progress made over the decades, we understand the short-term cycles that our industry and end markets will face from time to time. We have always been successful in persevering and coming out on the other side as a stronger company. The time and effort spent by our global team in 2023 to strengthen Bel’s foundation will serve us well in the years to come as growth returns and new end markets take hold,” concluded Mr. Bernstein.

Farouq Tuweiq, CFO, added “Our priority for 2023 was resetting Bel operationally and this was achieved through a number of initiatives - the largest one being the completion of our previously-announced Magnetics facility consolidations in China. In light of the current level of sales within our Magnetics group, the more efficient cost structure now in place for this segment was particularly well-timed. During the fourth quarter of 2023, we began another consolidation project at our Pennsylvania facility within the Connectivity segment.

“As our focus in streamlining the organization continues its momentum with material milestones achieved, the team will reemphasize and dedicate its focus on top line growth. It is expected that 2024 will be off to a slow start with various indicators forecasting a possible rebound in the second half of the year as inventory in the channel normalizes. Based on information available today, GAAP net sales in the first quarter of 2024 are expected to be in the range of $125 to $135 million, with gross margins holding at the full year 2023 level. We are ready and excited for another year of coordinated efforts across our versatile and resilient global team in building Bel for success in the years to come,” concluded Mr. Tuweiq.

Non-GAAP financial measures, such as Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA, exclude restructuring charges, gains on sales of business and properties, loss on liquidation of a foreign subsidiary and certain litigation costs. Non-GAAP adjusted net sales exclude expedite fee revenue. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Thursday, February 22, 2024 to discuss these results. To participate in the conference call, investors should dial 877-407-0784, or 201-689-8560 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of at least 30 days at this same Internet address. For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 13743808 after 12:30 pm ET, also for 30 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits. These products are primarily used in the networking, telecommunications, computing, general industrial, high-speed data transmission, military, commercial aerospace, transportation and eMobility industries. Bel's portfolio of products also finds application in the automotive, medical, broadcasting and consumer electronics markets. Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies). The Company operates facilities around the world.

Company Contact:

Farouq Tuweiq

Chief Financial Officer

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339

jyoung@threepa.com; shooser@threepa.com

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, our guidance for the first quarter of 2024, and our statements regarding our expectations for 2024 generally including anticipated financial performance and trends for the coming year, and our statements regarding future events, performance, plans, intentions, beliefs, expectations and estimates, including statements regarding matters such as trends and expectations as to our sales, gross margin, inventory, products and product segments, end markets, growth, costs and cost structures, consolidation projects and initiatives, focuses on streamlining and top line growth, and statements regarding the Company's positioning, its strategies, future progress, investments, plans, targets, goals, and other focuses and initiatives, and the expected timing and potential benefits thereof, and statements regarding our expectations and beliefs regarding trends in the Company's business and industry and the macroeconomic environment generally. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “forecast,” “outlook,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Bel’s control. Bel’s actual results could differ materially from those stated or implied in our forward-looking statements (including without limitation any of Bel’s projections) due to a number of factors, including but not limited to, the market concerns facing our customers, and risks for the Company’s business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions; the impact of public health crises (such as the ongoing governmental, social and economic effects and ultimate impact of COVID-19); the effects of rising input costs, and cost changes generally; difficulties associated with integrating previously acquired companies; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with our international operations, including our substantial manufacturing operations in China; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. legal and regulatory requirements, including tax laws, trade and tariff policies; and the risks detailed in Bel’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in subsequent reports filed by Bel with the Securities and Exchange Commission, as well as other documents that may be filed by Bel from time to time with the Securities and Exchange Commission. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Bel’s views as of the date of this press release. Bel anticipates that subsequent events and developments will cause its views to change. Bel undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Bel’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

The Non-GAAP measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP adjusted net sales, Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our Non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation.  We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods.  We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

Net sales	$140,010	$169,203	$639,813	$654,233
Cost of sales	88,827	116,696	423,964	470,780
Gross profit	51,183	52,507	215,849	183,453
As a % of net sales	36.6%	31.0%	33.7%	28.0%

Research and development costs	5,966	5,857	22,487	20,238
Selling, general and administrative expenses	24,942	25,126	99,091	92,342
As a % of net sales	17.8%	14.8%	15.5%	14.1%
Restructuring charges	3,808	3,322	10,114	7,322
Gains on sale of properties	-	-	(3,819)	(1,596)

Income from operations	16,467	18,202	87,976	65,147
As a % of net sales	11.8%	10.8%	13.8%	10.0%

Gain on sale of Czech Republic business	-	-	980	-
Interest expense	(448)	(968)	(2,850)	(3,379)
Other income/expense, net	(2,520)	218	(2,806)	(2,709)
Earnings before income taxes	13,499	17,452	83,300	59,059

Provision for income taxes	1,463	3,412	9,469	6,370
Effective tax rate	10.8%	19.6%	11.4%	10.8%
Net earnings	$12,036	$14,040	$73,831	$52,689
As a % of net sales	8.6%	8.3%	11.5%	8.1%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,142	2,142	2,142	2,143
Class B common shares - basic and diluted	10,628	10,502	10,634	10,394

Net earnings per common share:
Class A common shares - basic and diluted	$0.90	$1.06	$5.52	$4.01
Class B common shares - basic and diluted	$0.95	$1.12	$5.83	$4.24

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$89,371	$67,740
Held to maturity U.S. Treasury securities	37,548	-
Accounts receivable, net	84,129	107,274
Inventories	136,540	172,465
Other current assets	33,890	33,929
Total current assets	381,478	381,408
Property, plant and equipment, net	36,533	36,833
Right-of-use assets	20,481	21,551
Related-party note receivable	2,152	-
Equity method investment	10,282	-
Goodwill and other intangible assets, net	76,033	79,210
Other assets	44,672	41,464
Total assets	$571,631	$560,466

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$40,441	$64,589
Operating lease liability, current	6,350	5,870
Other current liabilities	63,818	65,845
Total current liabilities	110,609	136,304
Long-term debt	60,000	95,000
Operating lease liability, long-term	14,212	15,742
Other liabilities	46,252	51,074
Total liabilities	231,073	298,120
Stockholders' equity	340,558	262,346
Total liabilities and stockholders' equity	$571,631	$560,466

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Year Ended
	December 31,
	2023	2022

Cash flows from operating activities:
Net earnings	$73,831	$52,689
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	13,312	14,863
Stock-based compensation	3,486	2,382
Amortization of deferred financing costs	33	34
Deferred income taxes	(3,872)	(4,594)
Net unrealized losses (gains) on foreign currency revaluation	1,356	(278)
Gains on sale/disposal of property, plant and equipment	(2,117)	(1,596)
Gain on sale of Czech Republic business	(980)	-
Other, net	(1,037)	1,195
Changes in operating assets and liabilities:
Accounts receivable, net	22,500	(20,702)
Unbilled receivables	5,451	10,031
Inventories	33,613	(36,592)
Accounts payable	(22,745)	1,522
Accrued expenses	5,356	10,933
Accrued restructuring costs	(1,228)	6,784
Income taxes payable	(4,976)	1,958
Other operating assets/liabilities, net	(13,634)	(898)
Net cash provided by operating activities	108,349	37,731

Cash flows from investing activities:
Purchases of property, plant and equipment	(12,126)	(8,832)
Purchases of held to maturity U.S. Treasury securities	(57,466)	-
Proceeds from held to maturity securities	19,918	-
Payment for noncontrolling investment	(10,282)	-
Investment in related party notes receivable	(2,152)	-
Proceeds from sale of property, plant and equipment	6,036	1,833
Proceeds from sale of business	5,063	-
Net cash used in investing activities	(51,009)	(6,999)

Cash flows from financing activities:
Dividends paid to common stockholders	(3,492)	(3,413)
Repayments under revolving credit line	(40,000)	(17,500)
Borrowings under revolving credit line	5,000	-
Purchase of treasury stock	(105)	(349)
Net cash used in financing activities	(38,597)	(21,262)

Effect of exchange rate changes on cash and cash equivalents	2,888	(3,486)

Net increase in cash and cash equivalents	21,631	5,984
Cash and cash equivalents - beginning of period	67,740	61,756
Cash and cash equivalents - end of period	$89,371	$67,740

Supplementary information:
Cash paid during the period for:
Income taxes, net of refunds received	$25,056	$14,618
Interest payments	$4,729	$3,371
ROU assets obtained in exchange for lease obligations	$5,999	$8,052

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Product Group Highlights
(dollars in thousands, unaudited)

	Sales			Gross Margin
	Q4-23	Q4-22	% Change	Q4-23	Q4-22	Basis Point Change
Power Solutions and Protection	$68,971	$82,119	-16.0%	40.2%	33.0%	720
Connectivity Solutions	50,562	47,020	7.5%	29.3%	23.6%	570
Magnetic Solutions	20,477	40,064	-48.9%	17.1%	29.5%	(1,240)
Total	$140,010	$169,203	-17.3%	36.6%	31.0%	560

	Sales			Gross Margin
	FY 2023	FY 2022	% Change	FY 2023	FY 2022	Basis Point Change
Power Solutions and Protection	314,105	288,366	8.9%	38.1%	30.5%	760
Connectivity Solutions	210,572	187,085	12.6%	34.2%	25.9%	830
Magnetic Solutions	115,136	178,782	-35.6%	22.0%	27.6%	(560)
Total	$639,813	$654,233	-2.2%	33.7%	28.0%	570

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net Sales to Non-GAAP Adjusted Net Sales(2)
Reconciliation of GAAP Net Earnings to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

GAAP net sales	$140,010	$169,203	$639,813	$654,233
Expedite fee revenue	425	10,484	14,850	32,507
Non-GAAP adjusted net sales	$139,585	$158,719	$624,963	$621,726

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

GAAP Net earnings	$12,036	$14,040	$73,831	$52,689
Interest expense	448	968	2,850	3,379
Provision for income taxes	1,463	3,412	9,469	6,370
Depreciation and amortization	3,350	3,259	13,312	14,863
EBITDA	$17,297	$21,679	$99,462	$77,301
% of net sales	12.4%	12.8%	15.5%	11.8%

Unusual or special items:
Restructuring charges	3,808	3,322	10,114	7,322
MPS litigation costs	128	-	3,031	-
Gain on sale of Czech Republic business	-	-	(980)	-
Gain on sale of properties	-	-	(3,819)	(1,596)
Loss on liquidation of foreign subsidiary	2,724	-	2,724	-
Adjusted EBITDA	$23,957	$25,001	$110,532	$83,027
% of net sales	17.1%	14.8%	17.3%	12.7%

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP adjusted net sales, Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Measures to Non-GAAP Measures(2)
(in thousands, except per share data) (unaudited)

The following tables detail the impact that certain unusual or special items had on the Company's net earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items in which these items were included on the consolidated statements of operations.

	Three Months Ended December 31, 2023					Three Months Ended December 31, 2022
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$13,499	$1,463	$12,036	$0.90	$0.95	$17,452	$3,412	$14,040	$1.06	$1.12
Restructuring charges	3,808	675	3,133	0.24	0.25	3,322	505	2,817	0.21	0.22
MPS litigation costs	128	29	99	0.01	0.01	-	-	-	-	-
Gain on sale of Czech Republic business	-	-	-	-	-	-	-	-	-	-
Gain on sale of properties	-	-	-	-	-	-	-	-	-	-
Loss on liquidation of foreign subsidiary	2,724	681	2,043	0.15	0.16	-	-	-	-	-
Non-GAAP measures	$20,159	$2,848	$17,311	$1.29	$1.37	$20,774	$3,917	$16,857	$1.27	$1.35

	Year Ended December 31, 2023					Year Ended December 31, 2022
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$83,300	$9,469	$73,831	$5.52	$5.83	$59,059	$6,370	$52,689	$4.01	$4.24
Restructuring charges	10,114	1,682	8,432	0.63	0.67	7,322	1,495	5,827	0.45	0.47
MPS litigation costs	3,031	696	2,335	0.18	0.18	-	-	-	-	-
Gain on sale of Czech Republic business	(980)	(49)	(931)	(0.07)	(0.07)	-	-	-	-	-
Gain on sale of properties	(3,819)	(763)	(3,056)	(0.23)	(0.24)	(1,596)	(367)	(1,229)	(0.09)	(0.10)
Loss on liquidation of foreign subsidiary	2,724	681	2,043	0.15	0.16	-	-	-	-	-
Non-GAAP measures	$94,370	$11,716	$82,654	$6.19	$6.53	$64,785	$7,498	$57,287	$4.36	$4.61

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP adjusted net sales, Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.